EMPLOYMENT AGREEMENT
     AGREEMENT made this 12th day of March, 1997, effective as of January 1, 1997, by and between NSC CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, with a principal place of business at 49 Danton Drive, Methuen, Massachusetts 01844 (hereinafter referred to as "Employer") and VICTOR J. BARNHART, an individual residing at 10 Tartan Lakes, Westmont, Illinois 60559 (hereinafter referred to as "Employee").

     WHEREAS,   Employer  wishes  to  retain  Employee's  skill,  knowledge  and experience for the management of its business and operations and Employee wishes to make such skills, knowledge and experience available to Employer;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee hereby agree as follows:

     Section 1.  Employment.

     1.1 Term. Employer shall employ Employee, and Employee shall serve Employer as Chairman and Chief Executive Officer for a term of three (3) years beginning on January 1, 1997 and ending on December 31, 1999 (the "Initial Period of Employment"), which employment shall thereafter continue on an at-will basis (collectively the "Term of Employment"), unless earlier terminated pursuant to the provisions of Section 5 of this Agreement.

     1.2 Duties. (a) Capacity. During the Term of Employment, Employee shall assume and perform such managerial and executive duties and responsibilities commensurate with his positions, including responsibility for sales, operations staffing, budgets, pricing, personnel, training, advertising, market expansion, business development, acquisitions, and profits and losses and Employee shall further assume and perform such other reasonable executive and managerial responsibilities and duties as may be assigned to him hereafter from time to time by the Board of Directors of Employer. Employee will report directly to the Board of Directors of Employer.

     (b) Schedule. During the Term of Employment, Employee shall be employed on a full-time basis. Employee's working schedule during the Term of Employment shall correspond with the requirements of his position.

     (c) Exclusivity. Without limiting the generality of the foregoing, during the Term of Employment, Employee shall not, without the prior written approval of Employer, render services of a business, professional or commercial nature

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for compensation to any other entity or person;  provided,  however, this clause shall not prohibit Employee from making investments of a passive nature (other than investments of more than one (1%) percent of the outstanding shares of companies engaged in any business which is directly or indirectly competitive with or similar to the business now or hereafter conducted by the Employer) which do not detract from the full-time nature of Employee's employment hereunder.

     1.3 Compensation and Benefits. During the Term of Employment, as compensation for the services to be rendered during such period and the other obligations undertaken by Employee hereunder, Employee shall be entitled to the following compensation:

     (a) Salary. Employer shall pay to Employee weekly in equal installments an annual minimum Base Salary of Two Hundred Fifty Thousand ($250,000.00) Dollars, or such greater amount as may be determined by Employer, in its sole discretion, upon a review of Employee's performance.

     (b) Expenses. During the Term of Employment, Employer shall reimburse Employee for reasonable and necessary travel and entertainment expenses in connection with his employment hereunder in accordance with the policies of Employer in effect from time to time and upon Employee timely submitting such expenses for reimbursement and providing the Employer with such documentation substantiating such expenses as Employer may reasonably require. Employer shall provide to Employee an annual allowance for reimbursement of private club dues and financial/tax planning expenses in an amount equal to two (2%) percent of Employee's then annual Base Salary, such expenses to be reimbursed by Employer to Employee through Employee's expense reports.

     (c) Car Allowance. During the Term of Employment, Employer shall pay a monthly car allowance to Employee in the amount of Eight Hundred ($800.00) Dollars per month. It is acknowledged and understood by the parties that said car allowance shall be in lieu of any reimbursement for Employee's expenses for local auto travel, including, but not limited to, any mileage reimbursement.

     (d) Benefits. During the Term of Employment, Employee shall be entitled to such other fringe benefits, including vacation, paid holidays, health, life and disability insurances, etc. in accordance with such plans and policies as may be maintained by Employer from time to time. In addition to the foregoing benefits, Employer shall provide to Employee, or reimburse Employee for the cost of, a term life insurance policy upon the Employee's life providing for a death benefit of two (2) times Employee's then base salary.

     (e) Relocation Expenses. In the event that Employer shall require Employee to relocate from Oak Brook, Illinois to the Company's headquarters in Methuen,

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Massachusetts  during the Term of Employment,  Employer shall reimburse Employee for Employee's cost of relocating in accordance with the Employer's Relocation Policy, Policy No. 602, a copy of which is attached hereto as Exhibit A.

     (f) Incentive Compensation. During the Term of Employment, Employee shall be entitled to participate in Employer's Management Incentive Compensation Plan and such other incentive compensation plans as may be made available by Employer to similarly situated executives from time to time during the Term of Employment. For the calendar year of 1997, Employee's target bonus under the Employer's Management Incentive Compensation Plan (the "Plan") shall be fifty (50%) percent of Employee's annual Base Salary to be earned and paid in accordance with the terms of said Plan; and thereafter, Employee's target bonus under said Plan shall be determined by the Employer's Compensation Committee, in said committee's discretion.

     Section 2.  Development of Inventions, Improvements or Know-How.

     2.1 Information. During the Term of Employment, Employee shall keep Employer informed of any and all promotional and advertising materials, catalogs, brochures, plans, customer lists, supplier lists, manuals, handbooks, inventions, discoveries, improvements, trade secrets, secret processes, and any technology, know-how or intellectual property made or developed by him, in whole or in part, or conceived of by him, alone or with others, which results from any work he may do for, or at the request of Employer, or which relates in any way to the business operations, activities, research, investigations or obligations of Employer (collectively the "Information").

     2.2 Assignment of Rights. Employee, and his heirs, assigns and representatives shall assign, transfer and set over, and do hereby assign, transfer and set over, to Employer, and its successors and assigns, all of his and their right, title and interest in and to any and all Information, and any patents, patent applications, copyrights, trademarks, tradenames or other intellectual property rights relating thereto, provided or conceived by Employee during the Term of Employment. For purposes of this Section 2, any Information developed, conceived or provided by the Employee within six (6) months after the date of the termination of Employee's employment with Employer hereunder shall be conclusively presumed to have been developed, conceived or provided during the Employee's Term of Employment with the Employer.

     2.3 Further Assurances. To the extent Employer deems necessary or desirable to affect the intent of the assignments, transfers and set-overs provided for in Sections 2.1 and 2.2 hereinabove, Employee, and his heirs, assigns or representatives, shall, at the expense of Employer, assist Employer or its nominees to obtain patents, copyrights, trademarks and tradename or similar rights of protection (including any renewals or continuations thereof) for any and all Information in any country or countries throughout the world. Employee, and his heirs, assigns and representatives shall execute and deliver any and all applications, assignments or other instruments necessary or

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desirable to secure United States or foreign patents, copyrights, trademarks and
tradenames  or  similar   rights  of  protection   (including  any  renewals  or
continuations thereof), and to transfer to Employer, upon request, any and all right, title or interest in and to any and all such Information. Employee, and his heirs, assigns and representatives shall give Employer, upon request, any and all facts known to him or them reflecting such Information with respect to any of the foregoing, including, without limitation, any and all formulae, processes, sketches, drawings, models and figures.

     Section 3.  Non-Disclosure.

     Employee   hereby   acknowledges   that  Employer   possesses   certain
confidential and proprietary information, including, but not limited to client and customer lists, supplier lists, data, figures, sales figures, projections, estimates, tax records, personnel history, accounting procedures, bids, and other information relating to the Employer's employees, clients, customers, client and customer requirements, methods of client development, suppliers, contractors, bidding techniques, pricing, research, and development and other activities, services and business of the Employer (the foregoing being hereinafter referred to collectively as "Confidential Information") and that maintaining the confidential and proprietary nature of said Confidential Information is essential to the continued commercial success of the Employer's business and that said Confidential Information constitutes valuable and unique assets which provide the Employer with a distinct competitive advantage over competing businesses. Therefore, Employee hereby agrees that Employee shall not disclose, divulge, or use in any manner any such Confidential Information except as is specifically required in the performance of Employee's duties pursuant to this Employment Agreement, and that Employee will not, under any circumstances, communicate any such Confidential Information to any one not employed by the Employer and/or specifically authorized in writing by the Employer to receive such Confidential Information. It is expressly agreed that the foregoing restrictions upon use, disclosure or communication of the aforementioned Confidential Information shall be in full force and effect forever and shall survive any termination of this Agreement, whether voluntary or involuntary, and regardless of the reason for or manner of termination. Upon the termination of this Agreement and Employee's employment hereunder, regardless of the reason for or manner of termination, Employee agrees that Employee will deliver to the Company all originals and all copies in the Employee's possession of any and all documents of any nature containing, evidencing, or in any manner relating to any Confidential Information as defined herein and shall not take any such documentation with Employee upon said termination.

     Section 4.  Covenant Not To Compete.

     4.1 Acknowledgment. Employee acknowledges that he is being employed by the Employer in a position in which he will be expected to independently develop and maintain close relationships with customers and clients of the Employer and in which he will be provided with access to confidential information of Employer, and that such customer relationships and confidential information constitute a significant part of the goodwill of the Employer, the preservation of which are essential to the success of the Employer, and that the Employer has a legitimate interest in restricting

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Employee's  ability to take  advantage of such  relationships  and  confidential information. Employee further acknowledges that, in conjunction with this Employment Agreement, and in further consideration of the covenants of Employee set forth hereinbelow, Employee has been granted certain stock options by Employer.

     4.2 Non-Competition  Agreement. In light of the foregoing, and in consideration of the employment of Employee hereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Employee, Employee hereby covenants and agrees that, during the Term of Employment and, upon termination, for a period equal to the then remaining balance of the Term of Employment or one (1) year, whichever is greater immediately following any termination of this Employment Agreement and/or Employee's employment hereunder, whether voluntary or involuntary, and regardless of the reason for or manner of termination, Employee shall not, alone or with others, directly or indirectly (as owner, stockholder, partner, lender, other investor, director, officer, employee, consultant, or otherwise):

     (i) Solicit, perform or engage in any business of the same or similar nature to the business of Employer anywhere within the Employer's territories as hereinafter defined;

     (ii) Solicit, engage in, perform, divert or accept any business of the same or similar nature to the business of Employer with or from any customer or potential customer of Employer; or

     (iii) Induce or attempt to induce any customer of Employer to reduce such customer's business with Employer or divert such customer's business from the Employer, by direct advertising, solicitation or otherwise;

     (iv) Disclose the names of any customers or potential customers of Employer to any other person, firm, corporation or other entity; or

     (v) Employ, hire, cause to be employed or hired, entice away, solicit, or establish a business with any then current officer, employee, servant or agent of Employer, or any other person who was employed by Employer within the twelve
(12) months immediately prior to such employment or establishment, or in any manner persuade or attempt to persuade any officer, employee, servant or agent of Employer to leave the employ of the Employer; or

     (vi) Assist any person, firm, entity, employer, business associate or member of Employee's family to commit any of the foregoing acts.

     4.3 Definitions. For purposes of this Section 4, the following terms shall have the meanings hereinafter set forth:

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     (i) The term "customer" shall mean any person,  firm,  corporation or other entity or any parent, subsidiary or affiliate thereof with which Employer has had a contract, engaged in any business with or for which Employer has performed any work or services during the twelve (12) months immediately preceding
Employee's   termination  and  up  to  and  including  the  date  of  Employee's termination;

     (ii) The term "potential customer" shall mean any person, firm, corporation or other entity or any parent, subsidiary or affiliate thereof from which Employer has solicited or attempted to solicit any business or to which Employer has submitted any written or oral proposal within the twelve (12) months immediately preceding Employee's termination and up to and including the date of Employee's termination.

     (iii) The term "Employer's territories" shall mean the United States of America, including without limitation, each and every state or territory in which Employer has conducted or solicited any business within the twelve (12) months immediately preceding the date of Employee's termination and up to and including the date of Employee's termination.

     (iv) The phrase "business of the same or similar nature to the business of Employer" shall mean the supplying of products, work or services which have the same or similar characteristics as, or is competitive with, any products, work or services engaged in, performed by or rendered by Employer at the time of the termination of this Agreement and/or within the twelve (12) months immediately preceding such termination and/or any products, work or services which have been the subject of any solicitation or proposal by Employer within the twelve (12) months immediately preceding such termination.

     4.4 Enforcement. The covenants and obligations of Employee pursuant to this Section 4 shall be specifically enforceable in addition to and not in limitation of any other legal or equitable remedies, including monetary damages, which Employer may have. Employee recognizes and acknowledges that irreparable injury may result to Employer in its business in the event of any breach by Employee of any covenant or agreement contained herein, and, by reason of the foregoing, Employee consents and agrees that in the event of any such breach, Employer shall be entitled, in addition to any other remedies that it may have, including monetary damages, to an injunction to restrain Employee from committing or continuing any violation of any covenant or agreement set forth in this Section 4. It is the intent of the parties hereto that this Agreement contains covenants which are valid and enforceable, which are reasonable and necessary to safeguard the interests of Employer and which will be binding upon Employee. Therefore, in the event that any of the obligations of Employee are determined to be unreasonable or unenforceable because of the duration of such provision, the area covered thereby or the scope thereof so as to render any of the foregoing covenants unenforceable, then such a covenant shall be interpreted as to require only a reasonable duration, area or scope, and any Court making any such determination shall have the power to reduce the duration, area or

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scope of such provision  and/or to delete or revise  specific words and phrases, and, in its reduced or revised form, such provisions shall be enforceable and shall be enforced. In the event that Employer alleges that Employee has violated any of the covenants contained herein and Employer seeks enforcement of such covenants in any Court having jurisdiction thereof, Employer shall be entitled to recover from Employee all reasonable attorney's fees and costs incurred by Employer in prosecuting such litigation.

     Section 5.  Termination of Agreement.

     5.1.     Right to Terminate.

     (a) Death. This Agreement shall terminate immediately upon Employee's death.

     (b) Disability. In the event that Employee, because of accident, disability or physical or mental illness, is incapable of performing his duties hereunder, unless otherwise prohibited by applicable law, Employer shall have the right to terminate Employee's employment hereunder upon thirty (30) days prior written notice to Employee. For purposes of this Section 5.1 (b), Employee shall be deemed to have become incapable of performing his duties hereunder if he shall have been incapable of so doing for (i) a continuous period of one hundred eighty (180) days and remains so incapable at the end of such one hundred eighty
(180) day period; or (ii) periods amounting in the aggregate to one hundred eighty (180) days within any one period of three hundred sixty-five (365) days and remains so incapable at the end of such aggregate period of one hundred eighty (180) days.

     (c) Breach of Agreement. In the event that Employee breaches in any material respect, or fails to comply in any material respect with, any of the provisions of this Agreement, Employer shall, upon thirty (30) days prior written notice to Employee specifying the nature of such breach or failure to comply, have the right to terminate this Agreement and Employee's employment hereunder, (i) if Employee fails to cure such breach or failure to comply, if curable, within thirty (30) days after the giving of such notice; and (ii) upon the expiration of such thirty (30) day period if such breach or failure to comply cannot be cured.

     (d) Cause. Employer shall have the right to terminate Employee's employment hereunder for cause immediately without prior notice to Employee. The term "cause" shall mean (i) Employee's willful failure or refusal to comply with explicit directives of the Employer or to render the services required herein; or (ii) misappropriation of any business opportunities; or (iii) dishonesty, fraud, embezzlement, or misappropriation of funds, involving assets of the Employer, its customers, suppliers, or any of their affiliates; or (iv) indictment or charge of Employee by applicable governmental authorities with, or

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being  convicted of, any criminal  offense which  adversely  affects  Employee's ability to perform his duties hereunder or the reputation of Employer; or (v) the willful and repeated breach or habitual neglect by Employee of his duties under this Agreement or his duties as an Employee of Employer; or (vi) Employee engaging in any acts or making statements which reflect adversely upon Employer, its affiliates or subsidiaries or their business.

     (e) Other. Employer shall have the right to terminate Employee's employment hereunder for any other reason not specified in this Section 5.1, at Employer's sole discretion, upon ten (10) days prior written notice to Employee; provided, however, that in the event that Employer shall terminate the Employee's employment pursuant to this Section 5.1(e), then Employee shall be entitled to the following severance benefits:

     (i) In the event that Employer shall terminate Employee's employment pursuant to this Section 5.1(e) during the Initial Period of Employment, Employer shall continue to pay Employee his Base Salary as set forth herein or as then established, payable in accordance with Employer's normal payroll procedures, and shall provide Employee with continued coverage under Employer's medical and dental plans at the rate applicable to active employees, from the effective date of termination until the later of (x) one (1) year following the effective date of termination or (y) the remaining portion of the Initial Period of Employment.. In addition to the aforementioned salary continuation, Employer shall pay to Employee any deferred portion of any bonus awarded to Employee under Employer's Management Incentive Compensation Plan and shall pay to Employee a pro-rated portion of the bonus payable under said Plan for the calendar year in which such termination occurs when, and if and only if, such bonus is payable in accordance with the terms and conditions of the Plan.

     (ii) In the event that Employer shall terminate Employee's employment pursuant to this Section 5.1(e) at any time after the Initial Period of Employment, Employer shall continue to pay Employee his Base Salary as set forth herein or as then established, payable in accordance with Employer's normal payroll procedures, and shall provide Employee with continued coverage under Employer's medical and dental plans at the rate applicable to active employees, for a period of one (1) year following the effective date of termination. In addition to the aforementioned salary continuation, Employer shall pay to Employee any deferred portion of any bonus awarded to Employee under Employer's Management Incentive Compensation Plan and shall pay to Employee a pro-rated portion of the bonus payable under said Plan for the calendar year in which such termination occurs when, and if and only if, such bonus is payable in accordance

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with the  terms and  conditions  of the Plan.  Notwithstanding  anything  to the contrary set forth herein, the provisions of this Section 5.1(e)(ii) shall be void and of no further force and effect upon Employee attaining the age of sixty
(60) years.

     (iii) In the event that a "Terminating Event," as defined hereinafter, shall occur within one (1) year after a "Change in Control," as defined hereinafter, then (i) Employer shall provide all severance benefits to Employee in accordance with Section 5.1(e)(i) hereinabove in the event that such Terminating Event shall occur during the Initial Period of Employment or such severance benefits as provided for in Section 5.1(e)(ii) in the event such Terminating Event shall occur any time after the Initial Period of Employment and (ii) Employer shall reimburse Employee for the expenses of relocating to a location within the State of South Carolina in accordance with the Employer's Relocation Policy, Policy No. 602 attached hereto as Exhibit A. For purposes hereof, a Change in Control shall be deemed to have occurred in the following events: (i) as a direct result of any tender or exchange, merger, reorganization, consolidation, or other business combination, any person, firm, or entity, other than OHM Corporation or Rust International, Inc., shall hold a majority of the then issued and outstanding shares of the Employer or (ii) the sale or other disposition of all or substantially all of the assets of the Employer (in one transaction or in a series of transactions). Further, for purposes hereof, a Terminating Event shall mean (i) termination by the Employer (or by any successor entity) of the employment of the Employee with the Employer for any reason other than (A) death or (B) for cause, as defined in Section 5.1(d) hereinabove; or (ii) resignation of the Employee from the Employer, within ninety (90) days after the occurrence of any of the following events: (A) a reasonable determination by the Employee in good faith that there has been a significant and substantial reduction in the scope of the Employee's responsibilities, authorities, powers, functions, or duties from the responsibilities, authorities, powers, functions, or duties exercised by the Employee immediately prior to a Change in Control; (B) a ten (10%) percent reduction in the Employee's total monetary compensation, including base salary, bonuses, incentive compensation, material benefit plans, and all non-cash personal benefits and perquisites which are susceptible of accurate and objective measurement, as all of the same shall be in effect on the date of this Agreement or as the same may be increased from time to time; or (C) the relocation of the Employee from the office where the Employee is principally employed immediately prior to the date of the Change in Control to a location more than fifty (50) away. Notwithstanding anything to the contrary contained herein, in the event that Employer shall become obligated to pay any severance

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benefits as specified in Sections  5.1(e)(i) or 5.1(e)(ii) due to the occurrence of a Terminating Event after a Change in Control, Employee, at his option, may, upon written notice to Employer, elect to accelerate the severance benefits payable hereunder and to have said severance benefits payable in one (1) lump sum within thirty (30) days of the date of Employee's termination, said severance benefits to be discounted to present value utilizing such discount rate as shall be reasonably designated by Employer.

     (iv) It is the intention of the Employee and of the Employer that no payments by the Employer to or for the benefit of the Employee under this Agreement or any other agreement or plan, if any, pursuant to which Employee is entitled to receive payments or benefits shall be non-deductible to the Employer by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended ("Code") relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any other such agreement of plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Employer, such payments shall be reduced to the maximum amount which can be deducted by the Employer. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Employee, such excess payment shall be refunded to the Employer with interest thereon at the applicable federal rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payment shall be non-deductible to the Employer by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitation of said Section 280G, the Employee shall determine which method shall be followed provided that if the Employee fails to make such a determination within forty-five (45) days after the Employer has provided Employee written notice of the need for such reduction, the Employer may determine the method of such reduction in its sole discretion. If any dispute between the Employer and the Employee as to any of the amounts to be determined under this Section 5(e)(v) or the method of calculating such amounts, cannot be resolved by the Employer and the Employee, either the Employer or the Employee, after giving three (3) days written notice to the other party, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Employer and the Employee. The determination of such partner as to the amount to be determined under this Section 5(e)(v) and the method of calculating such amount shall be final and binding on both the Employer and the Employee. The Employer shall bear the costs of any such determination.

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`    f) Rights and Obligations of Employee Upon Termination.

     (i) Upon the termination of Employee's  employment pursuant to Sections 5.1
(a), (b), (c), (d), or (e) of this Agreement, Employer shall not have any further obligation to Employee under this Agreement except (other than as provided in Section 5.1 (e) above) to distribute to Employee his Base Salary due pursuant to Section 1.3 (a) hereof (and accrued vacation pay) up to the date of termination. Notwithstanding the foregoing, in the event that Employee's employment pursuant to this Agreement shall be terminated pursuant to Sections 5.1(a) and 5.1(b), then Employer shall pay to Employee or the Employee's heirs or personal representatives, as applicable, a pro-rated portion of the bonus payable under the Employer's Management Incentive Compensation Plan for the calendar year in which such termination occurs when, and if and only if, such bonus is payable in accordance with the terms and conditions of the Plan.

     (ii) Upon the termination of this Agreement and Employee's employment hereunder, whether voluntary or involuntary, and regardless of the reason for or manner of termination, all of the obligations of Employee under Sections 2.2, 2.3, 3, and 4 shall remain in full force and effect and shall survive the termination of this Agreement to the extent set forth herein.

     Section 6.  Miscellaneous.

     6.1      Remedies.

     (a) Injunctions. Inasmuch as any breach of, or failure to comply with, this Agreement will cause serious and substantial damage to Employer, if Employee should in any way breach or fail to comply with the terms of this Agreement, Employer shall be entitled to an injunction restraining Employee from such breach or failure.

     (b) Cumulative Remedies. All remedies of Employer expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. Employer shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for hereunder or provided by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by Employer of monetary damages.

     6.2 Amendment. This Agreement may be amended only by a writing duly executed by the parties hereto.

     6.3 Entire Agreement. This Agreement and any other agreements expressly referred to herein set forth the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties regarding the subject matter hereof.

     6.4 Notice. For purposes of this Agreement, notices and communications provided or permitted to be given hereunder shall be deemed to have been given when (i) made by telex, telecopy or facsimile transmission; or (ii) sent by overnight courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid to the parties at their addresses set forth above, or at such other addresses as either may designate in writing as aforesaid from time to time.

     6.5 Assignment. This Agreement is personal as to Employee and shall not be assignable by Employee. Employer may assign its rights under this Agreement to any person, firm, corporation, or other entity which may acquire all or substantially all of the business which is now or hereafter conducted by Employer or which may require substantially all of the assets of Employer or with or into which Employer may be consolidated or merged, provided, that any such assignment shall be subject to the express terms and conditions hereof.

     6.6 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     6.7 Severability. Each section and subsection of this Agreement constitutes a separate and distinct provision hereof. It is the intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applicable in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions shall not be affected thereby. The invalid, ineffective or unenforceable provisions shall, without further action by the parties, be automatically amended to affect the original purpose and intent of the invalid, ineffective and unenforceable provision; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

     6.8. Waiver. The failure of Employer to insist upon strict adherence to any term of this Agreement on any occasion shall not be construed as a waiver of or deprive Employer of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver by Employer must be in writing and signed by a duly authorized representative of Employer other than Employee.

     6.9 Headings.  The headings of this Agreement are solely for convenience of
reference   and  shall  not  be  given  any  effect  in  the   construction   or
interpretation of this Agreement.

     6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.
     6.11 Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Employer and Employee any rights or remedies under, or by reason of, this Agreement.

     6.12 Income Tax Reporting. As a condition to Employee's entitlement to all amounts to be paid hereunder, Employee shall report the Base Salary, portion of the allowances attributable to personal use and any bonuses paid to Employee as earned income for federal, state or local income tax purposes.

     6.13 Binding Effect.  This Agreement shall be binding upon and inure to the
benefit  of  the   respective   parties   hereto  and  their   heirs,   personal
representatives, successors and permitted assigns.

     IN WITNESS WHEREOF, NSC Corporation has caused this Agreement to be duly executed and delivered by its duly authorized officer, and Employee has duly executed and delivered this Agreement, as of the date first above written, the parties intending this document to take effect as a sealed instrument.
Employer:
NSC CORPORATION


By:       /S/ HERBERT A. GETZ
Name:     Herbert A. Getz
Title:    Chairman, Compensation Committee


Employee:

/s/  VICTOR J. BARNHART
Victor J. Barnhart

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